EXHIBIT 4

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: May 13, 2020

AMHERST SINGLE FAMILY RESIDENTIAL PARTNERS VI, LP

By: Amherst SFRP VI GP, LLC, its general partner

By:	/s/ Joseph Gatti
Name: Joseph Gatti
Title: Vice President and Secretary

AMHERST SFRP VI GP, LLC

By:	/s/ Joseph Gatti
Name: Joseph Gatti
Title: Vice President and Secretary

AMHERST RESIDENTIAL, LLC

By:	/s/ Joseph Gatti
Name: Joseph Gatti
Title: EVP and Secretary

AMHERST HOLDINGS, LLC

By:	/s/ Scot Hughes
Name: Scot Hughes
Title: EVP and Secretary